Exhibit 10.13

ISDA®

International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of November 30, 2021

between

Macquarie Bank Limited (AFS Licence: 237502) (“Party A”)	and	Each Party B specified on Appendix A to this Agreement, severally and not jointly (each a “Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:—

1.                   Interpretation

(a)                 Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b)                 Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                 Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.                   Obligations

(a)                 General Conditions.

(i)                   Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)                 Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright © 2002 by International Swaps and Derivatives Association, Inc.

(iii)                Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b)                 Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)                 Netting of Payments. If on any date amounts would otherwise be payable:—

(i)                   in the same currency; and

(ii)                 in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)                 Deduction or Withholding for Tax.

(i)                   Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)                 promptly notify the other party (“Y”) of such requirement;

(2)                 pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)                 promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)                 if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

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(A)                the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)                the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)                  Liability. If:—

(1)                 X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)                 X does not so deduct or withhold; and

(3)                 a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.                   Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a)                 Basic Representations.

(i)                   Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)                 Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)                No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)               Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(v)                 Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)                 Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)                 Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)                 Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)                 Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)                  Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g)                 No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.                   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)                 Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)                   any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)                  any other documents specified in the Schedule or any Confirmation; and

(iii)                upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

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(b)                 Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)                 Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)                 Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)                 Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.                   Events of Default and Termination Events

(a)                 Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:

(i)                   Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii)                 Breach of Agreement; Repudiation of Agreement.

(1)                 Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

(2)                 the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iii)                Credit Support Default.

(1)                 Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)                 the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

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(3)                 the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv)               Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)                 Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)                 defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2)                 defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3)                 defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4)                 disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)               Cross-Default. If “Cross-Default” is specified in the Schedule as applying to the party, the occurrence or existence of:—

(1)                 a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2)                 a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

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(vii)              Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)                 is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)            Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:—

(1)                 the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2)                 the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)                 Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:—

(i)                   Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):—

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(1)                 for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)                 for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii)                 Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:—

(1)                 the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2)                 such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii)                Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

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(iv)               Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v)                 Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A “Designated Event” with respect to X means that:—

(1)                 X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

(2)                 any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3)                 X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi)               Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)                 Hierarchy of Events.

(i)                   An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii)                 Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

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(iii)                If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d)                 Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:—

(i)                   the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii)                 if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e)                 Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.                   Early Termination; Close-Out Netting

(a)                 Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)                 Right to Terminate Following Termination Event.

(i)                   Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

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(ii)                 Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)                Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

(iv)               Right to Terminate.

(1)                 If:—

(A)                a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B)                a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(2)                 If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:—

(A)                Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B)                An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

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(c)                 Effect of Designation.

(i)                   If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)                 Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

(d)                 Calculations; Payment Date.

(i)                   Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), specifying (except where there are two Affected Parties) any Early Termination Amount payable and giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii)                 Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e)                 Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i)                   Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii)                 Termination Events. If the Early Termination Date results from a Termination Event:—

(1)                 One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

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(2)                 Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

(3)                 Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:—

(A)                if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B)                in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii)                Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)               Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v)                 Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f)                  Set-Off. Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

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For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.                   Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)                 a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)                 a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.                   Contractual Currency

(a)                 Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)                 Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

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(c)                 Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)                 Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.                   Miscellaneous

(a)                 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b)                 Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c)                 Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)                 Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)                 Counterparts and Confirmations.

(i)                   This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii)                 The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f)                  No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)                 Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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(h)                 Interest and Compensation.

(i)                   Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:—

(1)                 Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

(2)                 Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3)                 Interest on Deferred Payments. If:—

(A)                a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B)                a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

(C)                a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

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(4)                 Compensation for Deferred Deliveries. If:—

(A)                a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B)                a delivery is deferred pursuant to Section 5(d); or

(C)                a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii)                 Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:—

(1)                 Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

(2)                 Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii)                Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

10.                Offices; Multibranch Parties

(a)                 If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b)                 If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

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(c)                 The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.                Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.                Notices

(a)                 Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:—

(i)                   if in writing and delivered in person or by courier, on the date it is delivered;

(ii)                 if sent by telex, on the date the recipient’s answerback is received;

(iii)                if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)               if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v)                 if sent by electronic messaging system, on the date it is received; or

(vi)               if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b)                 Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.                Governing Law and Jurisdiction

(a)                 Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

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(b)                 Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:—

(i)                   submits:—

(1)                 if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

(2)                 if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii)                 waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii)                agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c)                 Service of Process. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d)                 Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.                Definitions

As used in this Agreement:—

“Additional Representation” has the meaning specified in Section 3.

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

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“Agreement” has the meaning specified in Section 1(c).

“Applicable Close-out Rate” means:—

(a)                 in respect of the determination of an Unpaid Amount:—

(i)                   in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii)                 in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii)                in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv)               in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b)                 in respect of an Early Termination Amount:—

(i)                   for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:—

(1)                 if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2)                 if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3)                 in all other cases, the Applicable Deferral Rate; and

(ii)                 for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:—

(1)                 if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2)                 if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3)                 if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4)                 in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:—

(a)                for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

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(b)                for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, therate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c)                for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:—

(i)                quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii)                information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii)                information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

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The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:—

(1)                application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2)                application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Designated Event” has the meaning specified in Section 5(b)(v).

“Determining Party” means the party determining a Close-out Amount.

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“Early Termination Amount” has the meaning specified in Section 6(e).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and “electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly.

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Force Majeure Event” has the meaning specified in Section 5(b).

“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

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“Merger Without Assumption” means the event specified in Section 5(a)(viii).

“Multiple Transaction Payment Netting” has the meaning specified in Section 2(c).

“Non-affected Party” means, so long as there is only one Affected Party, the other party.

“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

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“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

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“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:—

(a)                in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b)                in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

	Macquarie Bank Limited (AFS Licence: 237502)	Each Party B specified on Appendix A to this Agreement, severally and not jointly By: United States Commodity Funds LLC, its General Partner

By:		By:
Name: Title: Date:		Name: John P. Love Title: CEO and President Date: November 30, 2021

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ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of November 30, 2021

between

Macquarie Bank Limited (AFS Licence: 237502)	and	Each entity specified on Appendix A attached hereto, severally and not jointly

(“Party A”)	(each, a “Party B”)

established as a company with limited liability with Australian Business Number 46 008 583 542 under the laws of Australia acting through its branches specified in this Agreement	established as a limited partnership organized under the laws of the State of Delaware

Each party listed on Appendix A hereto, as may be amended or supplemented from time to time, shall be referred to individually as Party B. Notwithstanding any other provision of this Agreement, this Agreement shall constitute and shall be construed as a separate agreement between Party A and each Party B as though each Party B had separately contracted with Party A with respect to such Party B. Each obligation of each Party B shall constitute the obligation solely of such Party B, and shall not constitute the obligation of, or a joint obligation with, any other Party B or any other person. Each obligation of Party A under this Agreement with respect to any Party B shall constitute an obligation solely in respect of such Party B and not an obligation to any other Party B or any other person.

Part 1. Termination Provisions.

(a)                  “Specified Entity” means in relation to Party A for the purpose of:―

Section 5(a)(v),	Nil
Section 5(a)(vi),	Nil
Section 5(a)(vii),	Nil
Section 5(b)(v),	Nil

and in relation to Party B for the purpose of:―

Section 5(a)(v),	Nil
Section 5(a)(vi),	Nil
Section 5(a)(vii),	Nil
Section 5(b)(v),	Nil
1

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement and is amended by inserting the words:
(i)	“, freight transaction” after the words “weather index transaction” in the tenth line
(ii)	“, emissions allowance, renewables certificate or other environmental product” after the word “commodity,” in the eleventh line; and
(iii)	“freight instruments, emissions allowances, renewables certificates or other environmental products” after the word “commodities” in the fifteenth line.

(c)	The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B. Section 5(a)(vi) of this Agreement is hereby amended by the addition of the following at the end thereof:

“provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under (2) above if, as demonstrated to the reasonable satisfaction of the other party, (a) the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Local Business Days following receipt of written notice from an interested party of such failure to pay.”

Additionally, Section 5(a)(vi) of this Agreement is hereby amended by deleting in the seventh line thereof the words, “or becoming capable at such time of being declared,”.

“Specified Indebtedness” shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of any Specified Transaction (except that, for this purpose only, the words “and any other entity” shall be substituted for the words “and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)” where they appear in the definition of Specified Transaction).

For the purposes of Section 5(a)(vi)(1), any reference to the principal amount of Specified Indebtedness becoming due and payable shall, in the case of a Specified Transaction, refer to the amount that becomes, or would become, due and payable as a result of the termination of such Specified Transaction.

“Threshold Amount” means

(i)                  with respect to Party A, an amount in USD equivalent to 3% of the total shareholders’ equity of Party A (or its equivalent in another currency, being the amount of that other currency required to purchase such amount at the rate equal to the spot exchange rate of any foreign exchange agent selected in good faith by the party asserting that a Cross Default has occurred); and

(ii)                  with respect to Party B, an amount in USD equivalent to 3% of the Net Asset Value of Party B (or its equivalent in another currency, being the amount of that other currency required to purchase such amount at the rate equal to the spot exchange rate of any foreign exchange agent selected in good faith by the party asserting that a Cross Default has occurred).

2

For purposes of the above, shareholders’ equity shall be determined by reference to the relevant party’s most recent consolidated balance sheet prepared in accordance with accounting principles that are generally accepted in such party’s country of organisation.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and to Party B.
(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.
(f)	“Termination Currency” means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or where there is more than one Affected Party, the currency agreed by Party A and Party B. However, the Termination Currency shall be one of the currencies in which payments are required to be made in respect of Transactions. If the currency selected is not freely available, or where there are two Affected Parties and they cannot agree on a Termination Currency, the Termination Currency shall be United States Dollars.
(g)	Additional Termination Event will apply.

Each of the following will constitute an Additional Termination Event with respect to Party A, who shall be the sole Affected Party: ―

(i)	Ratings Event.

On any day during the term hereof, the rating of the long-term, unsecured and unsubordinated indebtedness of Party A or its Credit Support Provider, if any, is reduced below BBB-, if rated by Standard & Poor’s Ratings Group and Baa2, if rated by Moody’s Investors Service, Inc., or if Party A’s aforementioned obligations do not have a rating by at least one of these agencies (which, for the avoidance of doubt, includes a scenario where Party A’s rating has been withdrawn or suspended).

Each of the following will constitute an Additional Termination Event with respect to Party B, who shall be the sole Affected Party: ―

(i)	Minimum Net Asset Value.

a.	The Net Asset Value of Party B shall be at any time equal to or less than $1.5 billion (as reflected in Party B’s annual audited financial statements for such fiscal year);

b.	During any calendar month, the Net Asset Value of Party B (inclusive of shareholder redemptions and withdrawals) declines 35% or more from the immediately preceding calendar month-end.

(ii)	Failure to Deliver Monthly NAV Reports. Party B fails to deliver the Monthly NAV Reports as defined and in accordance with Part 3(b) below if such failure is not remedied on or before the second Local Business Days after notice of such failure is given to Party B.

(iii)	Material Amendment. The Core Documents of Party B are amended or modified in a manner which, in the reasonable judgment of Party A, has a material adverse effect on Party B’s ability to perform its obligations hereunder or under any Transaction or on Party A’s rights hereunder or under any Transaction.

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(iv)	Change of General Partner. The General Partner ceases to be the general partner of Party B; An Additional Termination Event shall not occur however, under this Part 1(g)(iv) where, no fewer than ten Local Business Days prior to General Partner ceasing to be the general partner of Party B, Party B sends written notice to Party A informing it of the identity of a replacement general partner (a “General Partner Notice”), and Party A gives written confirmation of its approval of such replacement general partner, which approval is not to be unreasonably withheld and shall be notified to Party B within 10 Local Business Days of receipt by Party A of such General Partner Notice.

For the purposes of each of the foregoing Additional Termination Events, the Affected Party will be Party B and all Transactions shall be Affected Transactions.

(h)	Definitions. For the purposes of this Agreement, the following additional definitions will apply:

“Constitutional Documents” has the meaning set out in Appendix A.

“Core Documents” means the Constitutional Documents and Offering Memorandum.

“General Partner” means United States Commodity Funds, LLC.

“Net Asset Value” means, at any time in relation to Party B, Total Assets minus Total Liabilities.

“Offering Memorandum” means the prospectus, offering memorandum, private placement memorandum, or other offering document of Party B.

“Total Assets” means, at any time, the aggregate current book value of all of the assets of Party B as at that date (determined in accordance with generally accepted international accounting standards).

“Total Liabilities” means, at any time, the sum of all liabilities of Party B, as at that date (determined in accordance with generally accepted international accounting standards).

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Part 2. Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:―
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, each of Party A and Party B make the representations specified below, as applicable:―
(1)	Jurisdiction of residence for tax purposes.

The following representations will apply to all Transactions:

(i)	Party A represents that:

a.	it is resident for tax purposes in Australia; and

b.	It is a “foreign person” within the meaning of United States Treasury Regulation sections 1.6041-4(a)(4) and a “non-U.S. branch of a foreign person” within the meaning of United States Treasury regulation section 1.1441-4(a)(3)(ii); it is a resident of Australia within the meaning of the Specified Treaty; it is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement; no such payment is attributable to a trade or business carried on by it through a permanent establishment in the United States of America; and such payment will not be effectively connected with its conduct of a trade or business in the United States of America.

“Specified Treaty” means the income tax convention between the United States of America and Australia.

(ii)	Party B makes the representations as set out in Appendix A.

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(2)	Other payments under the Agreement

Solely for the purposes of the representations made under Section 3(f) of the Agreement, any payments made under the Agreement but not as part of a Transaction, including any payments made in accordance with Section 6(e), shall be deemed to be payments in relation to a Transaction.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:―

(a)	Tax forms, documents or certificates to be delivered are :―

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A	A properly executed United States Internal Revenue Service Form W-8BEN-E, or appropriate successor form, to the extent the form previously furnished has ceased to be effective, the information therein has become inaccurate or such form has been superseded

Upon execution of this Agreement, and after such date it will provide additional Internal Revenue Service Forms W-8BEN-E, or appropriate successor forms, (i) before December 31 of each third succeeding calendar year, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect

Party B

A properly executed United States Internal Revenue Service Form W-9, and after such date it will provide additional Internal Revenue Service Forms W-9, or appropriate successor forms, to the extent the form previously furnished has ceased to be effective, the information therein has become inaccurate or such form has been superseded.

Upon execution of this Agreement, and after such date it will provide additional Internal Revenue Service Forms W-9, or appropriate successor forms, (i) before December 31 of each third succeeding calendar year, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect
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(b)	Other documents to be delivered are :―

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B

A list of authorised signatories for the party (and, as applicable, any Credit Support Provider of such party) and evidence of the authority of the authorised signatories of such party to execute this Agreement (and, as applicable, any Credit Support Document).

		At the execution of this Agreement	Yes

Party A and Party B	Any Credit Support Document(s) specified in Part 4 of this Schedule.	Upon execution of this Agreement	Yes
Party B

A copy of Party B’s annual audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organisation and certified by independent certified public accountants for each financial year (“Party B Annual Report”).

		Upon request, if such financial statements are not available from public sources at www.sec.gov	Yes
Party A

A copy of Party A’s audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in Party A’s country of organisation and certified by independent certified public accountants for each financial year.

		Upon request, if such financial statements are not available from public sources or at www.macquarie.com.au	Yes
Party A and Party B	Copies of the party’s standard settlement instructions.	At the execution of this Agreement and at any time there is a change to those standard settlement instructions.	Yes
Party A and Party B	A list of authorised signatories for the party and evidence of the authority of the authorised signatories of the party to execute Confirmations on behalf of the party.	Upon execution of this Agreement and at any time there is a change to the list of those authorised to sign Confirmations.	Yes

Party B	Contact details for settlement purposes, including telephone, facsimile (and email details if relevant), addresses and names of the relevant contacts.	At the execution of this Agreement and at any time there is a change to those contacts details.	Yes

Party B	Monthly investment reports of Party B which outline Party B’s Net Asset Value (“Monthly NAV Reports”) as of the most recent calendar month end.	Within 30 calendar of each calendar month end; provided, however, if such information is available on Party B’s website within such time period, then such information shall be deemed to have been delivered.	Yes

Party B	Core Documents	At the execution of this Agreement and upon amendment; provided, however, if such information is available on Party B’s website, then such information shall be deemed to have been delivered	Yes

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Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:―

Address for notices or communications to Party A:―

Address:	Macquarie Bank Limited
50 Martin Place
Sydney NSW 2000
Australia

Attention:	Executive Director, Legal Risk Management Division, Commodities and Global Markets

Facsimile No.:	(+61 2) 8232 4540 Telephone No.: (+61 2) 8232 3333

E-mail:	for Section 5 and 6 Notices only: ‘cgm.isda.notices@macquarie.com’

With a copy to:

Address:	Macquarie Bank Limited
Ropemaker Place
28 Ropemaker Street
London EC2Y 9HD
England

Attention:	Legal Risk Management, Commodities and Global Markets

Facsimile No.:	(+44 20) 3037 5700 Telephone No.: (+44 20) 3037 2000

Address for notices or communications to Party B:―

Address:	United States Commodity Funds
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596
Attention:	John Love
Telephone No.:	(510) 522-9600
E-mail:	trading@uscfinvestments.com

With a copy to:

Address:	United States Commodity Funds
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596
Attention:	Daphne Frydman
Telephone No.:	(510) 522-9600
E-mail:	dfrydman@uscfinvestments.com

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:―

Party A appoints as its Process Agent:

Macquarie Bank Limited Representative Office

125 West 55th Street, 22nd Floor,

New York NY 10019

Attn: Legal Risk Management, Commodities and Global Markets

Telephone: (+1 212) 231 1000

Facsimile: (+1 212) 231 2177

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In the event of service of process in any Proceedings by Party B, Party B must also promptly send copies of all documents initiating that process to Party A in Australia at the address given in Part 4(a) above.

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:―

Party A is a Multibranch Party and may enter into a Transaction through any of the following Offices:― London, Sydney, Singapore or Hong Kong.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction. If at any time an Event of Default is continuing with respect to Party A or Party A fails to perform its duties as Calculation Agent as required by the terms of this Agreement, then an independent third party selected by Party B (and acceptable to Party A, acting reasonably) will act as Calculation Agent.

Party B may challenge any determination or calculation by the Calculation Agent following receipt by Party B of such determination or calculation, after which the parties will attempt in good faith to bilaterally resolve their dispute for one Local Business Day. If the parties are unable to agree on a particular determination or calculation within one Local Business Day, a mutually acceptable third party will be appointed within two Local Business Days thereafter to make a determination or calculation as to the disputed matter. If the parties cannot agree on a substitute Calculation Agent, then each party shall, within one Local Business Day of failing to agree on a mutually acceptable third party, appoint their own third party independent leading dealer (an “Independent Dealer”), which Independent Dealers shall jointly appoint a third Independent Dealer who shall be the substitute Calculation Agent. All calculations and determinations of the substitute Calculation Agent shall be binding and conclusive, in the absence of manifest error. If either (i) the substitute Calculation Agent fails to deliver a final calculation or determination; or (ii) the Independent Dealers appointed by Party A and Party B fail to appoint a substitute Calculation, in each case, within three (3) Local Business Days after being appointed, the Calculation Agent’s original calculation or determination shall be binding.

For the avoidance of doubt, if a party hereto is designated as the Calculation Agent, Section 5(a)(ii) shall not include any failure by that party to comply with its obligations as Calculation Agent.

(f)	Credit Support Document. Details of any Credit Support Document:―

In relation to Party A: None.

In relation to Party B: None.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: None.

Credit Support Provider means in relation to Party B: None.

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(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Transaction. Each party:
(i)	certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such suit, action or proceeding; and
(ii)	acknowledges that it and the other party have entered into this Agreement, in reliance on, among other things, the mutual waivers and certifications of this provision.
(j)	Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to any Transactions of the same product type (in each case starting from the date of this Agreement).
(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(l)	Absence of Litigation. For the purpose of Section 3(c):―

“Specified Entity” means in relation to Party A, not applicable.

“Specified Entity” means in relation to Party B, not applicable.

(m)	No Agency. The provisions of Section 3(g) will apply to this Agreement.
(n)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute Additional Representations:―
(i)	Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):―
(A)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(B)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(C)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

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(ii)	ERISA. Party B represents and warrants (which representation and warranty will be deemed to be repeated at all times until the termination of this Agreement) that the assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not the assets of an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” by reason of ERISA section 3(42) and Department of Labor (DOL) regulation section 2510.3-101, or a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.
(iii)	Party A Disclosures. Party B represents to Party A as at the date of this Agreement, and will be deemed to represent to Party A on the date on which it enters into a Transaction, that it has read, understands and agrees to the matters set out on the ‘Regulatory Disclosures’ page published, at the relevant time, on https://www.macquarie.com/au/about/disclosures/regulatory-disclosures.”
(o)	Recording of Conversations. Each party:
(i)	consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction;
(ii)	agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel; and
(iii)	agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.
(p)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person”.
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Part 5. Other Provisions.

(a)	Definitions. (i) The provisions of the 1998 FX and Currency Option Definitions (as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and the Foreign Exchange Committee); (ii) the provisions of the 2005 ISDA Commodity Definitions (as published by the International Swaps and Derivatives Association, Inc.) are hereby incorporated in their entirety; and (iii) the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are hereby incorporated in their entirety.
(b)	Inconsistency. At the end of Section 1(b), the following sentence is inserted:

“In the event of any inconsistency between the Definitions and this Master Agreement (including the Schedule), the Master Agreement will prevail.”

(c)	Amendment of Section 2. A new Section 2(a)(iv) is inserted as follows:
“(iv)	The condition precedent in Section 2(a)(iii)(1) does not apply to a payment or delivery due to be made to a party if it has satisfied in full all its payment and delivery obligations under Section 2(a)(i) and Section 9(h) of this Agreement and has no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i) or Section 9(h).”
(d)	Change of Accounts. For the purposes of Section 2(b) of this Agreement both parties agree that such new account so designated shall be in the same tax jurisdiction as the original account.
(e)	Tax Events. Section 5(b)(iii) is amended by deleting the words “, or there is a substantial likelihood that it will,” where they appear in that clause.
(f)	Procedures for Confirming Transactions. Section 9(e) of this Agreement is amended by the addition of the following terms:
“(iii)	With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A shall, on or promptly after the relevant Trade Date, send Party B a Confirmation confirming that Transaction and Party B shall promptly then confirm the accuracy of or request the correction of such Confirmation. In the absence of manifest error, where Party B fails to confirm the accuracy of or request the correction of a Confirmation within three Local Business Days after it was sent, the terms of a Confirmation will be binding on and conclusive against Party B.
Delivery of a Confirmation is effected whether a party uses facsimile, email or an electronic messaging system, and irrespective of the form of delivery used by the other party to confirm the terms of the relevant Transaction. The requirement of this Agreement that the parties exchange Confirmations shall for all purposes be satisfied by following the procedure set out in this paragraph.
Where a Transaction is confirmed by means of a facsimile, email or an electronic messaging system, such message will constitute a Confirmation even where not so specified in that Confirmation.”
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(g)	Notices. Section 12 of the Agreement is amended by deleting the following words where they appear on lines 2 and 3 of Section 12(a):
“(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or email).”

and replacing it with:

“(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system).”

(h)	2002 Master Agreement Protocol. The parties agree that, with effect from the date of this Agreement, the terms of each Annex to the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association Inc., (the “Protocol”) shall apply to this Agreement as if the parties had adhered to the Protocol without amendment.
(i)	Miscellaneous. With effect from and including the date of this Agreement the parties agree that every transaction between them is a Transaction governed by this Agreement (whether or not the parties refer to this Agreement when entering into or confirming the transaction) unless the terms of this Agreement have been expressly excluded or any confirmation of such transaction is expressed to be governed by another agreement.

For the purpose of this clause ‘transaction’ means a transaction between the parties, whether entered into before, on or after the commencement of this Agreement, of the nature of a Specified Transaction.

(j)	Party B and General Partner Representations. Each of the General Partner and Party B represents and warrants on and as of the date hereof, on the date on which it enters into a Transaction, and on and as of each date this Agreement or any Transaction remains outstanding:
(i)	General Partner’s Authority. The General Partner and each person acting on its behalf is duly authorized to receive any and all notices sent to Party B in respect of this Agreement and to act for and on behalf of Party B for all purposes under this Agreement including without limitation to execute and deliver this Agreement and Confirmations, to enter into Transactions, and to give instructions (including, without limitation, payment instructions). This representation shall be deemed to be repeated at all relevant times.

(ii)	Compliance with Applicable Internal Policies. Each Transaction entered into under this Agreement will be entered into in accordance with, and will at all times comply with, applicable investment policies, guidelines or other requirements of Party B (if any, as may be adopted or amended from time to time by Party B) that may affect the due authorization or validity of any Transaction or the Agreement.
(k)	Payment of Premium Unless otherwise agreed in writing by the parties, with respect to any premium related to a Transaction that is an option, if any such premium is not paid on the date such premium is due to be paid under the terms of the Transaction, the seller of such Transaction may elect:

(i)	to accept a late payment of such premium;

(ii)	to give written notice of such non-payment and, if such payment shall not be received within one Local Business Day of such notice, treat the related Transaction as void; or

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(iii)	to give written notice of such non-payment and, if such payment shall not be received within one Local Business Day of such notice, treat such non-payment as an Event of Default under Section 5(a)(i) of this Agreement.

If the seller of such option Transaction elects to act under either (i) or (ii) above, the buyer of such Transaction shall pay all reasonable out-of-pocket costs and actual damages incurred in connection with such unpaid or late premium or void Transaction, including, without limitation, interest on such premium in the same currency as such premium at the then prevailing market rate and any other reasonable costs or expenses incurred by the seller of the Transaction in covering its obligations (including, without limitation, a delta hedge) with respect to such Transaction.

(l)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(m)	ISDA 2013 Reporting Protocol Notwithstanding anything to the contrary in this Agreement or in any non-disclosure, confidentiality or other agreement between the parties, each party hereby consents to the disclosure of information:

(a)	to the extent required or permitted by any applicable law, rule or regulation which mandates reporting and/or retention of transaction and similar information or to the extent required by any order or directive regarding reporting and/or retention of transaction and similar information issued by any authority or body or agency in accordance with which the other party is required or accustomed to act (“Reporting Requirements”); or

(b)	to and between the other party’s head office, branches or affiliates, or any persons or entities who provide services to such other party or its head office, branches or affiliates, in each case, in connection with such Reporting Requirements.

Each party acknowledges that pursuant to global regulatory reform initiatives, regulators require reporting of trade data to increase market transparency and enable regulators to monitor systemic risk to ensure safeguards are implemented globally.

Each party further acknowledges that disclosures made pursuant hereto may include, without limitation, the disclosure of trade information including a party’s identity (by name, address, corporate affiliation, identifier or otherwise) to any swap or trade data repository or one or more systems or services operated by any trade repository (“TR”) and any relevant regulators (including without limitation, the U.S. Commodity Futures Trading Commission or other U.S. regulators in the case of trade reporting under applicable U.S. laws, and the European Securities and Markets Authority and national regulators in the E.U. under the E.U. Regulation No. 648/2012 on OTC derivatives, central counterparties and trade repositories in the case of trade reporting under applicable E.U. laws) and that such disclosures could result in certain anonymous swap transaction and pricing data becoming available to the public. Each party further acknowledges that, for purposes of complying with regulatory reporting obligations, a party may use a third party service provider to transfer trade information into a TR and that a TR may engage the services of a global trade repository regulated by one or more governmental regulators. Each party also acknowledges that disclosures made pursuant hereto may be made to recipients in a jurisdiction other than that of the disclosing party or a jurisdiction that may not necessarily provide an equivalent or adequate level of protection for personal data as the counterparty’s home jurisdiction. For the avoidance of doubt, (i) to the extent that applicable non-disclosure, confidentiality, bank secrecy, data privacy or other law imposes non-disclosure requirements on transaction and similar information required or permitted to be disclosed as contemplated herein but permits a party to waive such requirements by consent, the consent and acknowledgements provided herein shall be a consent by each party for purposes of such law; (ii) any agreement between the parties to maintain confidentiality of information contained in this Agreement or in any non-disclosure, confidentiality or other agreement shall continue to apply to the extent that such agreement is not inconsistent with the disclosure of information in connection with the Reporting Requirements as set out herein; and (iii) nothing herein is intended to limit the scope of any other consent to disclosure separately given by each party to the other party.

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(n)	Incorporation of the terms of the IBOR Fallbacks Protocol.

(a)	From and including 25 January 2021, the terms of the Attachment to the ISDA 2020 IBOR Fallbacks Protocol published by ISDA on 23 October 2020 (IBOR Fallbacks Protocol) are incorporated into and apply to this Agreement. For the purposes of this Agreement the parties will each be deemed to be an ‘Adhering Party’ with respect to the IBOR Fallbacks Protocol as between themselves and references in the IBOR Fallbacks Protocol to a ‘Protocol Covered Document’ will be deemed to include references to this Agreement. If each of the parties subsequently becomes or is an Adhering Party to the IBOR Fallbacks Protocol by delivering an Adherence Letter to ISDA in accordance with the IBOR Fallbacks Protocol, to the extent that there is any inconsistency between this Part 5(p) and the IBOR Fallbacks Protocol, the this Part (p) shall prevail.

(b)	Each party represents to the other party that the application of the terms of the IBOR Fallbacks Protocol and any amendment contemplated by the IBOR Fallbacks Protocol (including the Attachment thereto) will not, in and of itself, adversely affect the enforceability, effectiveness or validity of any obligations owed, whether by it or by any third party, under any Credit Support Document in respect of its obligations under this Transaction.

(c)	Terms used in this Part 5(p) have the meaning given to those term in the IBOR Fallbacks Protocol unless another meaning is provided.

(o)	Limited Recourse. Except as otherwise stated in the Agreement or this Schedule, any amounts owed or liabilities incurred by Party B in respect of any Transaction entered into under this Agreement may be satisfied solely from the assets of Party B. Without limiting the generality of the foregoing, and except as otherwise stated above, in no event shall Party A have recourse under this Agreement, whether by set-off or otherwise, with respect to any such amounts owed or liabilities incurred to or against (i) any assets of any person or entity (including, without limitation, any person or entity whose account is under the management of the General Partner) other than Party B, (ii) any assets of any affiliate of Party B, or (iii) any assets of the General Partner or any affiliate of such General Partner.
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(p)	Condition End Date. Section 2 of the Agreement is amended to add at the end a new Section 2(e), reading in its entirety as follows:

“(e) Condition End Date.

(i) If an Event of Default occurs, the Defaulting Party may, by notice to the Non-defaulting Party identifying the Event of Default and confirming its occurrence, specify that clause (iii) will apply to that Event of Default.

(ii) If a Potential Event of Default occurs with respect to a party, that party may, by notice to the other party identifying the Potential Event of Default and confirming its occurrence:

(A)  waive any requirement that notice be given or that any period of time elapse, by virtue of which waiver the Potential Event of Default will become an Event of Default; and

(B)  specify that clause (iii) will apply to that Event of Default.

(iii) If this clause (iii) applies to an Event of Default, then the condition precedent specified in Section 2(a)(iii)(1) with respect to that Event of Default will cease to be a condition precedent to each obligation of the Non-defaulting Party on the relevant Condition End Date. Any obligation that would have been payable or deliverable by the Non-defaulting Party but for Section 2(a)(iii)(1) will become payable or deliverable on the first Local Business Day falling after the Condition End Date (together with interest payable on demand in accordance with Section 9(h)(i)(3)(A) or compensation and interest payable on demand in accordance with Section 9(h)(i)(4)(A), as the case may be).

(iv) Subject to clause (v) below, if, after a party has given a notice under clause (i) or (ii) above with respect to an Event of Default or Potential Event of Default, another Event of Default or Potential Event of Default occurs with respect to that party, then, with respect to the earlier Event of Default, no Condition End Date will occur and therefore clause (iii) will not apply. This will not affect the right of that party to give a notice under clause (i) in respect of the subsequent Event of Default or under clause (ii) in respect of the subsequent Potential Event of Default. This clause (iv) is without prejudice to the right of the Defaulting Party to give a new notice to the Non-defaulting Party under clause (i) with respect to the earlier Event of Default.

(v) If the Defaulting Party has given a notice under clause (i) above in respect of an Event of Default under Section 5(a)(vii), then clause (iv) will not apply.”

Section 14 of the Agreement is amended to add in the appropriate alphabetical position a new definition of “Condition End Date”, reading in its entirety as follows:

““Condition End Date” means, with respect to an Event of Default, the day falling 90 days after a notice given by the Defaulting Party under Section 2(e)(i) or Section 2(e)(ii) is effective if the Event of Default is still continuing on that day.”

16

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this Agreement.

Macquarie Bank Limited		Each entity specified on Appendix A attached hereto, severally and not jointly By: United States Commodity Funds LLC, its General Partner
By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

17

APPENDIX A

Party B	Jurisdiction	Payee Tax Representation Elections	Constitutional Document
United States Oil Fund, L.P.	United States	(i), (ii), (iii)	Means the Limited Partnership Agreement of Party B, dated as of December 15, 2017, as amended restated or otherwise modified.
UnITED STATES NATURAL GAS FUND, LP	United States	(i), (ii), (iii)	Means the Limited Partnership Agreement of Party B, dated as of as of December 15, 2017 as amended restated or otherwise modified.

Party B Payee tax representations:

(i)	Party B represents that it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

(ii)	Party B represents that it does not derive the payments under the Transactions in part or in whole in carrying on business at or through a permanent establishment of itself in Australia.

(iii)	Party B represents that it is resident for tax purposes in the United States.

18

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

International Swaps and Derivatives Association, Inc.

2016 CREDIT SUPPORT ANNEX FOR
VARIATION MARGIN (VM)

dated as of November 30, 2021

to the Schedule to the

ISDA Master Agreement

dated as of November 30, 2021

Between
Macquarie Bank Limited (ABN 46 008 583 542) (“Party A”)	And	Each Party B specified on Appendix A to this Agreement, severally and not jointly (each a “Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1.           Interpretation

(a)                 Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)                 Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support (VM) is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support (VM) will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

(c)                 Scope of this Annex and the Other CSA. The only Transactions which will be relevant for the purposes of determining “Exposure” under this Annex will be the Covered Transactions specified in Paragraph 13. Each Other CSA, if any, is hereby amended such that the Transactions that will be relevant for purposes of determining “Exposure” thereunder, if any, will exclude the Covered Transactions. Except as provided in Paragraphs 8(a), 8(b) and 11(j), nothing in this Annex will affect the rights and obligations, if any, of either party with respect to “independent amounts” or initial margin under each Other CSA, if any, with respect to Transactions that are Covered Transactions.

Copyright © 2016 by International Swaps and Derivatives Association, Inc.

Paragraph 2.           Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral (VM) Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral (VM), the security interest and lien granted hereunder on that Posted Collateral (VM) will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3.           Credit Support Obligations

(a)                 Delivery Amount (VM). Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount (VM) for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support (VM) having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (VM) (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount (VM)” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)                   the Secured Party’s Exposure

exceeds

(ii)                 the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party.

(b)                 Return Amount (VM). Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount (VM) for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support (VM) specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (VM) (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)                   the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party exceeds

(ii)                  the Secured Party’s Exposure.

Paragraph 4.           Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)                 Conditions Precedent. Unless otherwise specified in Paragraph 13, each Transfer obligation of the Pledgor under Paragraphs 3, 5 and 6(d) and of the Secured Party under Paragraphs 3, 4(d)(ii), 5, 6(d) and 11(h) is subject to the conditions precedent that:

(i)                   no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)                  no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)                 Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified in Paragraph 13, if a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM) is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Regular Settlement Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day following the Regular Settlement Day.

(c)                 Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time; provided that the Valuation Agent may use, in the case of any calculation of (i) Value, Values most recently reasonably available for close of business in the relevant market for the relevant Eligible Credit Support (VM) as of the Valuation Time and (ii) Exposure, relevant information or data most recently reasonably available for close of business in the relevant market(s) as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)                 Substitutions.

(i)                   Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support (VM) to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (VM) (the “Substitute Credit Support (VM)”); and

(ii)                 subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support (VM) specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support (VM), unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support (VM) with a Value as of the date of Transfer of that Posted Credit Support (VM) equal to the Value as of that date of the Substitute Credit Support (VM).

Paragraph 5.           Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount (VM) or a Return Amount (VM) or (II) the Value of any Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM), then:

(i)                   the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount (VM) or Return Amount (VM) in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above,

(ii)                 subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount (VM) or Return Amount (VM) in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above,

(iii)                the parties will consult with each other in an attempt to resolve the dispute, and

(iv)               if they fail to resolve the dispute by the Resolution Time, then:

(A)                In the case of a dispute involving a Delivery Amount (VM) or Return Amount (VM), unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(1)                 utilizing any calculations of Exposure for the Covered Transactions that the parties have agreed are not in dispute;

(2)                 (I) if this Agreement is a 1992 ISDA Master Agreement, calculating the Exposure for the Covered Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained, or (II) if this Agreement is an ISDA 2002 Master Agreement or a 1992 ISDA Master Agreement in which the definition of Loss and/or Market Quotation has been amended (including where such amendment has occurred pursuant to the terms of a separate agreement or protocol) to reflect the definition of Close-out Amount from the pre-printed form of the ISDA 2002 Master Agreement as published by ISDA, calculating the Exposure for the Covered Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that, in either case, if four quotations are not available for a particular Covered Transaction, then fewer than four quotations may be used for that Covered Transaction, and if no quotations are available for a particular Covered Transaction, then the Valuation Agent’s original calculations will be used for that Covered Transaction; and

(3)                 utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support (VM).

(B)                In the case of a dispute involving the Value of any Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM), the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (iii) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6.           Holding and Using Posted Collateral (VM)

(a)                 Care of Posted Collateral (VM). Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral (VM) to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral (VM), including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)                 Eligibility to Hold Posted Collateral (VM); Custodians (VM).

(i)                   General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral (VM), the Secured Party will be entitled to hold Posted Collateral (VM) or to appoint an agent (a “Custodian (VM)”) to hold Posted Collateral (VM) for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian (VM), the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian (VM). The holding of Posted Collateral (VM) by a Custodian (VM) will be deemed to be the holding of that Posted Collateral (VM) by the Secured Party for which the Custodian (VM) is acting.

(ii)                 Failure to Satisfy Conditions. If the Secured Party or its Custodian (VM) fails to satisfy any conditions for holding Posted Collateral (VM), then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian (VM) to Transfer all Posted Collateral (VM) held by it to a Custodian (VM) that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)                Liability. The Secured Party will be liable for the acts or omissions of its Custodian (VM) to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)                 Use of Posted Collateral (VM). Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)                   sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral (VM) it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)                 register any Posted Collateral (VM) in the name of the Secured Party, its Custodian (VM) or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support (VM) or Posted Credit Support (VM) pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral (VM) and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral (VM) pursuant to (i) or (ii) above.

(d)                 Distributions, Interest Amount (VM) and Interest Payment (VM).

(i)                   Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount (VM) would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)                 Interest Amount (VM) and Interest Payment (VM). Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral (VM) in the form of Cash (all of which may be retained by the Secured Party),

(A)                if “Interest Transfer” is specified as applicable in Paragraph 13, the Interest Payer (VM) will Transfer to the Interest Payee (VM), at the times specified in Paragraph 13, the relevant Interest Payment (VM); provided that if “Interest Payment Netting” is specified as applicable in Paragraph 13:

(1)                 if the Interest Payer (VM) is entitled to demand a Delivery Amount (VM) or Return Amount (VM), in respect of the date such Interest Payment (VM) is required to be Transferred:

(a) such Delivery Amount (VM) or Return Amount (VM) will be reduced (but not below zero) by such Interest Payment (VM); provided that, in case of such Return Amount (VM), if the amount of Posted Collateral (VM) which is comprised of Cash in the Base Currency is less than such Interest Payment (VM), such reduction will only be to the extent of the amount of such Cash which is Posted Collateral (VM) (the “Eligible Return Amount (VM)”); and

(b) the Interest Payer (VM) will Transfer to the Interest Payee (VM) the amount of the excess, if any, of such Interest Payment (VM) over such Delivery Amount (VM) or Eligible Return Amount (VM), as applicable; and

(2)                 if under Paragraph 6(d)(ii)(A)(I)(a) a Delivery Amount (VM) is reduced (the amount of such reduction, the “Delivery Amount Reduction (VM)”) or a Return Amount (VM) is reduced (the amount of such reduction, the “Return Amount Reduction (VM)”), then for purposes of determining Posted Collateral (VM), the Secured Party (a) will be deemed to have received an amount in Cash in the Base Currency equal to any Delivery Amount Reduction (VM), and such amount will constitute Posted Collateral (VM) in such Cash and will be subject to the security interest granted under Paragraph 2 or (b) will be deemed to have Transferred an amount in Cash in the Base Currency equal to any Return Amount Reduction (VM), as applicable, in each case on the day on which the relevant Interest Payment (VM) was due to be Transferred, as applicable; and

(B)                if “Interest Adjustment” is specified as applicable in Paragraph 13, the Posted Collateral (VM) will be adjusted by the Secured Party, at the times specified in Paragraph 13, as follows:

(1)                 if the Interest Amount (VM) for an Interest Period is a positive number, the Interest Amount (VM) will constitute Posted Collateral (VM) in the form of Cash in the Base Currency and will be subject to the security interest granted under Paragraph 2; and

(2)                 if the Interest Amount (VM) for an Interest Period is a negative number and any Posted Collateral (VM) is in the form of Cash in the Base Currency, the Interest Amount (VM) will constitute a reduction of Posted Collateral (VM) in the form of such Cash in an amount (such amount, the “Interest Adjustment Reduction Amount (VM)”) equal to the absolute value of the Interest Amount (VM); provided that if the amount of Posted Collateral (VM) which is comprised of such Cash is less than the Interest Adjustment Reduction Amount (VM), such reduction will only be to the extent of the amount of such Cash which is Posted Collateral (VM) and the Pledgor will be obligated to Transfer the remainder of the Interest Adjustment Reduction Amount (VM) to the Secured Party on the day that such reduction occurred.

Paragraph 7.           Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)                   that party fails (or fails to cause its Custodian (VM)) to make, when due, any Transfer of Eligible Collateral (VM), Posted Collateral (VM) or the Interest Payment (VM), as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)                 that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)                that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.           Certain Rights and Remedies

(a)                 Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)                   all rights and remedies available to a secured party under applicable law with respect to Posted Collateral (VM) held by the Secured Party;

(ii)                 any other rights and remedies available to the Secured Party under the terms of Other Posted Support (VM), if any;

(iii)                the right to Set-off (A) any amounts payable by the Pledgor with respect to any Obligations and (B) any Cash amounts and the Cash equivalent of any non-Cash items posted to the Pledgor by the Secured Party as margin under any Other CSA (other than any Other CSA Excluded Credit Support) the return of which is due to the Secured Party against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); and

(iv)               the right to liquidate any Posted Collateral (VM) held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral (VM) to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral (VM) to (A) any amounts payable by the Pledgor with respect to any Obligations and (B) any Cash amounts and the Cash equivalent of any non-Cash items posted to the Pledgor by the Secured Party as margin under any Other CSA (other than any Other CSA Excluded Credit Support) the return of which is due to the Secured Party in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral (VM) in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral (VM) by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)                 Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to fewer than all Transactions where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)                   the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral (VM) held by the Secured Party;

(ii)                 the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support (VM), if any;

(iii)                the Secured Party will be obligated immediately to Transfer all Posted Collateral (VM) and, if the Secured Party is an Interest Payer (VM), the Interest Payment (VM) to the Pledgor; and

(iv)               to the extent that Posted Collateral (VM) or the Interest Payment (VM) is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)                Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM));

(B)                Set-off, net, or apply credit support received under any Other CSA or the proceeds thereof against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); and

(C)                to the extent that the Pledgor does not Set-off under (iv)(A) or (iv)(B) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral (VM) held by the Secured Party, until that Posted Collateral (VM) is Transferred to the Pledgor.

(c)                 Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support (VM) remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; and the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)                 Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement, any obligation to Transfer any Interest Payment (VM) under this Paragraph 8(d) or any obligation to transfer any interest payment under any Other CSA), (i) the Secured Party will Transfer to the Pledgor all Posted Credit Support (VM), and (ii) the Interest Payer (VM) will Transfer to the Interest Payee (VM) any Interest Payment (VM).

Paragraph 9.           Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral (VM)) that:

(i)                   it has the power to grant a security interest in and lien on any Eligible Collateral (VM) it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)                 it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral (VM) it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)                upon the Transfer of any Eligible Collateral (VM) to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral (VM) gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)               the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral (VM) other than the security interest and lien granted under Paragraph 2.

Paragraph 10.       Expenses

(a)                 General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)                 Posted Credit Support (VM). The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support (VM) held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support (VM) is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)                 Liquidation/Application of Posted Credit Support (VM). All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support (VM) under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.       Miscellaneous

(a)                 Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral (VM) will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral (VM) was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral (VM). This interest will be calculated on the basis of daily compounding and the actual number of days elapsed. An Interest Payer (VM) that fails to make, when due, any Transfer of an Interest Payment (VM) will be obligated to pay the Interest Payee (VM) (to the extent permitted under applicable law) an amount equal to interest at the Default Rate (and for such purposes, if the Default Rate is less than zero, it will be deemed to be zero) multiplied by that Interest Payment (VM), from (and including) the date that Interest Payment (VM) was required to be Transferred to (but excluding) the date of Transfer of that Interest Payment (VM). This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)                 Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support (VM) or an Interest Payment (VM) or to effect or document a release of a security interest on Posted Collateral (VM) or an Interest Payment (VM).

(c)                 Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support (VM) Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)                 Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)                 Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)                  Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

(g)                 Legally Ineligible Credit Support (VM). Unless otherwise specified in Paragraph 13, upon delivery of a Legal Ineligibility Notice by a party, each item of Eligible Credit Support (VM) (or a specified amount of such item) identified in such notice (i) will cease to be Eligible Credit Support (VM) for purposes of Transfers to such party as the Secured Party hereunder as of the applicable Transfer Ineligibility Date, (ii) will cease to be Eligible Credit Support (VM) for the other party as the Pledgor for all purposes hereunder as of the Total Ineligibility Date and (iii) will have a Value of zero on and from the Total Ineligibility Date.

“Legal Ineligibility Notice” means a written notice from the Secured Party to the Pledgor in which the Secured Party (i) represents that the Secured Party has determined that one or more items of Eligible Credit Support (VM) (or a specified amount of any such item) either has ceased to satisfy, or as of a specified date will cease to satisfy, collateral eligibility requirements under law applicable to the Secured Party requiring the collection of variation margin (the “Legal Eligibility Requirements”), (ii) lists the item(s) of Eligible Credit Support (VM) (and, if applicable, the specified amount) that have ceased to satisfy, or as of a specified date will cease to satisfy, the Legal Eligibility Requirements, (iii) describes the reason(s) why such item(s) of Eligible Credit Support (VM) (or the specified amount thereof) have ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements and (iv) specifies the Total Ineligibility Date and, if different, the Transfer Ineligibility Date.

“Total Ineligibility Date” means the date on which the relevant item of Eligible Credit Support (VM) (or a specified amount of such item) has ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements applicable to the Secured Party for all purposes hereunder; provided that, unless otherwise specified in Paragraph 13, if such date is earlier than the fifth Local Business Day following the date on which the Legal Ineligibility Notice is delivered, the Total Ineligibility Date will be the fifth Local Business Day following the date of such delivery.

“Transfer Ineligibility Date” means the date on which the relevant item of Eligible Credit Support (VM) (or a specified amount of such item) has ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements for purposes of Transfers to the Secured Party hereunder; provided that, unless otherwise specified in Paragraph 13, if such date is earlier than the fifth Local Business Day following the date on which the Legal Ineligibility Notice is delivered, the Transfer Ineligibility Date will be the fifth Local Business Day following the date of such delivery.

(h)                 Return of Posted Credit Support (VM) with a Value of Zero. Subject to Paragraph 4(a), the Secured Party will, promptly upon demand (but in no event later than the time at which a Transfer would be due under Paragraph 4(b) with respect to a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM)), Transfer to the Pledgor any item of Posted Credit Support (VM) (or the specified amount of such item) that as of the date of such demand has a Value of zero; provided that the Secured Party will only be obligated to Transfer any Posted Credit Support (VM) in accordance with this Paragraph 11(h), if, as of the date of Transfer of such item, the Pledgor has satisfied all of its Transfer obligations under this Annex, if any.

(i)                   Reinstatement of Credit Support Eligibility. Upon a reasonable request by the Pledgor, the Secured Party will determine whether an item (or a specified amount of such item) of Eligible Credit Support (VM) that was the subject of a prior Legal Ineligibility Notice would currently satisfy the Legal Eligibility Requirements applicable to the Secured Party. If the Secured Party determines that as of such date of determination such item (or specified amount of such item) satisfies the Legal Eligibility Requirements applicable to the Secured Party, the Secured Party will promptly following such determination rescind the relevant Legal Ineligibility Notice with respect to such item (or specified amount of such item) by written notice to the Pledgor. Upon the delivery of such notice, the relevant item (or specified amount of such item) will constitute Eligible Credit Support (VM) hereunder.

(j)                  Credit Support Offsets. If the parties specify that “Credit Support Offsets” is applicable in Paragraph 13, and on any date:

(i)                   a Transfer of Eligible Credit Support (VM) is due under this Annex to satisfy a Delivery Amount (VM) or a Return Amount (VM) obligation, and a transfer of credit support (other than any Other CSA Excluded Credit Support) is also due under any Other CSA;

(ii)                 the parties have notified each other of the credit support that they intend to Transfer under this Annex and transfer under such Other CSA (other than any Other CSA Excluded Credit Support) to satisfy their respective obligations; and

(iii)                in respect of Paragraph 11(j)(ii), each party intends to transfer one or more types of credit support that is fully fungible with one or more types of credit support the other party intends to transfer (each such credit support, a “Fungible Credit Support Type”), then, on such date and in respect of each such Fungible Credit Support Type, each party’s obligation to make a transfer of any such Fungible Credit Support Type hereunder or under such Other CSA will be automatically satisfied and discharged and, if the aggregate amount that would have otherwise been transferred by one party exceeds the aggregate amount that would have otherwise been transferred by the other party, replaced by an obligation hereunder or under such Other CSA, as applicable, upon the party by which the larger aggregate amount would have been transferred to transfer to the other party the excess of the larger aggregate amount over the smaller aggregate amount. If a party’s obligation to make a transfer of credit support under this Annex or an Other CSA is automatically satisfied and discharged pursuant to this Paragraph 11(j), then, for purposes of this Annex or the Other CSA, as applicable, the other party will be deemed to have received credit support of the applicable Fungible Credit Support Type in the amount that would otherwise have been required to be transferred, in each case on the day on which the relevant transfer was due.

Paragraph 12.       Definitions

As used in this Annex:—

“Base Currency” means the currency specified as such in Paragraph 13.

“Base Currency Equivalent” means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate on such Valuation Date as determined by the Valuation Agent.

“Cash” means, respectively, the Base Currency and each other Eligible Currency.

“Covered Transaction” has the meaning specified in Paragraph 13.

“Credit Support Eligibility Condition (VM)” means, with respect to any item specified for a party as Eligible Collateral (VM) in Paragraph 13, any condition specified for that item in Paragraph 13.

“Custodian (VM)” has the meaning specified in Paragraphs 6(b)(i) and Paragraph 13.

“Delivery Amount (VM)” has the meaning specified in Paragraph 13.

“Delivery Amount Reduction (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(II).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral (VM) other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral (VM) under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral (VM) or, with respect to any Posted Collateral (VM) in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral (VM)” has the meaning specified in Paragraph 13.

“Eligible Credit Support (VM)” means Eligible Collateral (VM) and Other Eligible Support (VM).

“Eligible Currency” means each currency specified as such in Paragraph 13, if such currency is freely available.

“Eligible Return Amount (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(I)(a).

“Exposure” means, unless otherwise specified in Paragraph 13, for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute:

(i)                   if this Agreement is a 1992 ISDA Master Agreement, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Covered Transactions were being terminated as of the relevant Valuation Time on the basis that the Base Currency is the Termination Currency; provided that Market Quotation will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”); and

(ii)                 if this Agreement is an ISDA 2002 Master Agreement or a 1992 ISDA Master Agreement in which the definition of Loss and/or Market Quotation has been amended (including where such amendment has occurred pursuant to the terms of a separate agreement or protocol) to reflect the definition of Close-out Amount from the pre-printed form of the ISDA 2002 Master Agreement as published by ISDA, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) (but without reference to clause (3) of Section 6(e)(ii)) of this Agreement as if all Covered Transactions were being terminated as of the relevant Valuation Time on the basis that the Base Currency is the Termination Currency; provided that the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (X) the material terms of the Covered Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Covered Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)), and (Y) the option rights of the parties in respect of the Covered Transactions.

“Fungible Credit Support Type” has the meaning specified in Paragraph 11(j)(iii).

“FX Haircut Percentage” means, for any item of Eligible Collateral (VM), the percentage specified as such in Paragraph 13.

“Interest Adjustment Reduction Amount (VM)” has the meaning specified in Paragraph 6(d)(ii)(B)(II).

“Interest Amount (VM)” means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on any Posted Collateral (VM) in the form of Cash in such currency held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(i)                   the amount of Cash in such currency on that day plus, only if “Daily Interest Compounding” is specified as applicable in Paragraph 13, the aggregate of each Interest Amount (VM) in respect of such currency determined for each preceding day, if any, in that Interest Period; multiplied by

(ii)                 the Interest Rate (VM) in effect for that day; divided by

(iii)                360 (or, in the case of pounds sterling or any other currency specified as an “A/365 Currency” in Paragraph 13, 365);

provided that, unless “Negative Interest” is specified as applicable in Paragraph 13, if the Interest Amount (VM) for an Interest Period would be a negative amount, it will be deemed to be zero.

“Interest Payee (VM)” means, in relation to an Interest Payer (VM), the other party.

“Interest Payer (VM)” means the Secured Party; provided that if “Negative Interest” is specified as applicable in Paragraph 13 and an Interest Payment (VM) is determined in respect of a negative Interest Amount (VM), the Interest Payer (VM) in respect of such Interest Payment (VM) will be the Pledgor.

“Interest Payment (VM)” means, with respect to an Interest Period, the Interest Amount (VM) determined in respect of such Interest Period; provided that in respect of any negative Interest Amount (VM), the Interest Payment (VM) will be the absolute value of such negative Interest Amount (VM).

“Interest Period” means the period from (and including) the last day on which (i) a party became obligated to Transfer an Interest Payment (VM) or (ii) an Interest Amount (VM) was included or otherwise became constituted as part of Posted Collateral (VM) (or, if no Interest Payment (VM) or Interest Amount (VM) has yet fallen due or been included or otherwise became constituted as a part of Posted Collateral (VM), respectively, the day on which Eligible Credit Support (VM) in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the day on which (i) a party is obligated to Transfer the current Interest Payment (VM) or (ii) the current Interest Amount (VM) is included or otherwise becomes constituted as a part of Posted Collateral (VM).

“Interest Rate (VM)” means, with respect to an Eligible Currency, the rate specified in Paragraph 13 for that currency.

“Legal Eligibility Requirements” has the meaning specified in Paragraph 11(g).

“Legal Ineligibility Notice” has the meaning specified in Paragraph 11(g).

“Local Business Day”, unless otherwise specified in Paragraph 13, means:

(i)                   in relation to a Transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial center, if any, of the currency of such payment;

(ii)                 in relation to a Transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

(iii)                in relation to the Resolution Time, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B; and

(iv)               in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other CSA” means, unless otherwise specified in Paragraph 13, any other credit support annex or credit support deed that is in relation to, or that is a Credit Support Document in relation to, this Agreement.

“Other CSA Excluded Credit Support” means, with respect to an Other CSA, any amounts and items posted as margin under such Other CSA, which, pursuant to the terms of such Other CSA, Party A and Party B have agreed must be segregated in an account maintained by a third-party custodian or for which offsets are prohibited.

“Other Eligible Support (VM)” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support (VM)” means all Other Eligible Support (VM) Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support (VM) under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support (VM) under Paragraph 3(a).

“Posted Collateral (VM)” means all Eligible Collateral (VM), other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii), 6(d)(i) or 11(h) or released by the Secured Party under Paragraph 8. With respect to any Interest Amount (VM) in respect of any Interest Payment (VM) or relevant part thereof not Transferred pursuant to Paragraph 6(d)(ii)(A) or Paragraph 6(d)(ii)(B), as applicable, if such Interest Amount (VM) is a positive number, such Interest Amount (VM) will constitute Posted Collateral (VM) in the form of Cash in the Base Currency.

“Posted Credit Support (VM)” means Posted Collateral (VM) and Other Posted Support (VM).

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Regular Settlement Day,” means, unless otherwise specified in Paragraph 13, the same Local Business Day on which a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM) is made.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount (VM)” has the meaning specified in Paragraph 3(b).

“Return Amount Reduction (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(II).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support (VM) under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support (VM).

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement (whether arising under this Agreement, another contract, applicable law or otherwise) and, when used as a verb, the exercise of any such right or the imposition of any such requirement.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support (VM)” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Total Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified in Paragraph 13.

“Transfer” means, with respect to any Eligible Credit Support (VM), Posted Credit Support (VM) or Interest Payment (VM), and in accordance with the instructions of the Secured Party, Pledgor or Custodian (VM), as applicable:

(i)                   in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)                 in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)                in the case of securities that can be paid or delivered by book-entry, causing the relevant depository institution(s) or other securities intermediaries to make changes to their books and records sufficient to result in a legally effective transfer of the relevant interest to the recipient or its agent; and

(iv)               in the case of Other Eligible Support (VM) or Other Posted Support (VM), as specified in Paragraph 13.

“Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means, unless otherwise specified in Paragraph 13, each day from, and including, the date of this Annex, that is a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B.

“Valuation Date Location” has the meaning specified in Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral (VM), the percentage specified as such in Paragraph 13.

“Valuation Time” means, unless otherwise specified in Paragraph 13, the time as of which the Valuation Agent computes its end of day valuations of derivatives transactions in the ordinary course of its business (or such other commercially reasonable convenient time on the relevant day as the Valuation Agent may determine).

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)                   Eligible Collateral (VM) or Posted Collateral (VM) that is:

(A)                an amount of Cash, the Base Currency Equivalent of such amount multiplied by (VP – HFX); and

(B)                a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by (VP – HFX), where:

VP equals the applicable Valuation Percentage; and

HFX equals the applicable FX Haircut Percentage;

(ii)                 Posted Collateral (VM) that consists of items that are not Eligible Collateral (VM) (including any item or any portion of any item that fails to satisfy any (A) Credit Support Eligibility Condition (VM) applicable to it or (B) applicable Legal Eligibility Requirements), zero; and

(iii)                Other Eligible Support (VM) and Other Posted Support (VM), as specified in Paragraph 13.

Paragraph 13.       Elections and Variables

(a)                 Base Currency and Eligible Currency.

(i)                   “Base Currency” means United States Dollars.

(ii)                 “Eligible Currency” means the Base Currency.

(b)                 Covered Transactions; Security Interest for Obligations; Exposure.

(i)                   The term “Covered Transactions” as used in this Annex include any Transaction entered into on or after 1 March 2017, except as otherwise provided in the Confirmation of such Transaction.

(A)                For the purposes of the foregoing, the term “Covered Transaction” includes: Any Transaction that is not an Excluded FX Spot Transaction.

As used above:

“Excluded FX Spot Transactions” means “FX Transactions” as defined in the ISDA 1998 FX and Currency Option Definitions (the “FX Definitions”) with a Settlement Date (as defined in the FX Definitions) which is on or before the second Local Business Day following the day on which the parties entered into such FX Transaction or within the customary settlement timeline of the relevant spot market for such currencies and which is not subject to a requirement to collect or post variation margin under law applicable to either of the parties as of the date for which the determination is made.

(ii)                 The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: None specified

With respect to Party B: None specified

(iii)                “Exposure” has the meaning specified in Paragraph 12.

(c)                 Credit Support Obligations.

(i)	Optional Addition of Independent Amounts. The following amendments and additional terms for inclusion of Independent Amounts will apply:

(A)                Notwithstanding Paragraph 3(a), the “Delivery Amount (VM)” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(1)                 the Credit Support Amount (VM/IA)

exceeds

(2)                 the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party.

(B)                Notwithstanding Paragraph 3(b), the “Return Amount (VM)” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(1)                 the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party exceeds

(2)                 the Credit Support Amount (VM/IA).

(C)                “Credit Support Amount (VM/IA)” means for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (ii) all Independent Amounts applicable to the Secured Party, if any; provided, however, that the Credit Support Amount (VM/IA) will be deemed to be zero whenever the calculation of the Credit Support Amount (VM/IA) yields a number less than zero.

(D)                “Independent Amount” means:

with respect to Party A: zero

with respect to Party B: the amount specified in any Confirmation with respect to any Transaction under that ISDA Master Agreement.

(ii)                 Eligible Collateral (VM). Subject to Paragraph 11(g), if applicable, and each Credit Support Eligibility Condition (VM) applicable to it specified in Paragraph 13, if any, the following items will qualify as “Eligible Collateral (VM)” for the party specified (as the Pledgor):

	Party A	Party B	Valuation Percentage
(A) cash in an Eligible Currency	[X]	[X]	100%
(iii)	Legally Ineligible Credit Support (VM). The provisions of Paragraph 11(g) will apply.

(A)                Total Ineligibility Date” has the meaning specified in Paragraph 11(g).

(B)                Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g).

(iv)               Credit Support Eligibility Conditions (VM). The following conditions will each be a “Credit Support Eligibility Condition (VM)” for the party specified. Any item will not qualify as Eligible Collateral (VM) for a party (as the Pledgor) if such item does not satisfy each Credit Support Eligibility Condition (VM) applicable to it.

None specified

(v)                 “Valuation Percentage”; “FX Haircut Percentage”

(A) “Valuation Percentage” means, with respect to each party (as the Pledgor) and item of Eligible Collateral (VM), the percentage specified in Par 13(c)(ii), provided that if at any time the Valuation Percentage assigned to an item of Eligible Credit Support (VM) under this Annex is greater than the maximum permitted valuation percentage (prescribed or implied) for such item of collateral under all laws requiring the collection or posting of variation margin applicable to any Covered Transaction and either party on the date for which the determination is made, then the Valuation Percentage with respect to such item of Eligible Credit Support (VM) and such party will be such maximum permitted valuation percentage.

(B)                “FX Haircut Percentage” means, with respect to each party (as the Pledgor) and item of Eligible Collateral (VM), 8%, unless the Eligible Collateral (VM) or Posted Collateral (VM) is in the form of cash in a Major Currency or is denominated in a currency that matches an Eligible Currency, in which case the FX Haircut Percentage will be 0%.

“Major Currency” means any of: (1) United States Dollar; (2) Canadian Dollar; (3) Euro; (4) United Kingdom Pound; (5) Japanese Yen; (6) Swiss Franc; (7) New Zealand Dollar; (8) Australian Dollar; (9) Swedish Kronor; (10) Danish Kroner; or (11) Norwegian Krone.

(vi)               Other Eligible Support (VM). The following items will qualify as “Other Eligible Support (VM)” for the party specified (as the Pledgor):

Not applicable.

(vii)              Minimum Transfer Amount.

(A)                “Minimum Transfer Amount” means with respect to Party A: USD250,000 provided that if an Event of Default or Potential Event of Default has occurred and is continuing with respect to Party A, Party A’s Minimum Transfer Amount shall be zero.

“Minimum Transfer Amount” means with respect to Party B: USD250,000 provided that if an Event of Default or Potential Event of Default has occurred and is continuing with respect to Party B, Party B’s Minimum Transfer Amount shall be zero.

(B)                Rounding. The Delivery Amount (VM) and the Return Amount (VM) will be rounded up and down respectively to the nearest integral multiple of 10,000 units of the Base Currency.

(viii)            Transfer Timing. “Regular Settlement Day” has the meaning specified in Paragraph 12.

(d)                 Valuation and Timing.

(i)                   “Valuation Agent” means, for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and, for purposes of Paragraph 6(d), the Secured Party, as applicable, unless there has occurred and is continuing any Event of Default, Potential Event of Default or an Early Termination Date with respect to a party, in which case the other party shall be the Valuation Agent.

(ii)                 “Valuation Date” has the meaning specified in Paragraph 12.

For purposes of determining the Valuation Date and clause (iii) of the definition of “Local Business Day” in Paragraph 12, “Valuation Date Location” means, with respect to each party, each city, region, or country specified below:

Party A: Houston, TX

Party B: Walnut Creek, CA

(iii)                “Valuation Time” has the meaning specified in Paragraph 12.

(iv)               “Notification Time” means 10:00 a.m. New York time on a Local Business Day.

(e)                 Conditions Precedent and Secured Party’s Rights and Remedies.

(i)                   The provisions of Paragraph 4(a) will apply.

(ii)                 If the provisions of Paragraph 4(a) are applicable, the following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Party A	Party B
Illegality	[x]	[x]
Force Majeure Event	[ ]	[ ]
Tax Event	[ ]	[ ]
Tax Event Upon Merger	[ ]	[ ]
Credit Event Upon Merger	[x]	[x]
Additional Termination Event(s):	[x]	[x]

(f)                  Substitution.

(i)                   “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)                 Consent. The Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).

(g)                 Dispute Resolution.

(i)                   “Resolution Time” means 1:00pm New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)                 Value. For the purpose of Paragraphs 5(iv)(A)(3) and 5(iv)(B), the Value of Posted Credit Support (VM) will be calculated as follows:

(A)                With respect to cash in any Eligible Currency, the Value will be calculated by the Valuation Agent as provided in the definition of “Value” in Paragraph 12.

(iii)                Alternative. The provisions of Paragraph 5 will apply.

(h)                 Holding and Using Posted Collateral (VM).

(i)                   Eligibility to Hold Posted Collateral (VM); Custodians (VM).

(A)                Party A, when acting as Secured Party, shall hold Posted Collateral (VM) only through a third-party unaffiliated Custodian (VM) who shall be a (i) “bank” (as defined in the Federal Deposit Insurance Act) domiciled in the United States of America with a long-term debt rating of at least “A” by S&P, “A2” by Moody’s or A+ by Fitch, and with assets of at least $1,000,000,000 (“Custodian Ratings Test”), or (ii) Federal Reserve Bank. The Custodian (VM) shall hold Posted Collateral (VM) in a manner and pursuant to an agreement reasonably satisfactory to Party A and Party B (an “Account Control Agreement”). Delivery by Party B to such Custodian (VM) pursuant to the terms of the Account Control Agreement and this Annex will be deemed to be delivery to Party A for purposes of this Annex.

(B)                Party B, when acting as Secured Party, and its Custodian (VM) will be entitled to hold Posted Collateral (VM) pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1) Party B: Party B is not a Defaulting Party.

(2) Its Custodian: The long term unsubordinated unsecured debt of the Custodian (VM) is rated at least ‘A’ by Standard & Poor’s Rating Group or at least ‘A2’ by Moody’s Investor Service, Inc.

Posted Collateral (VM) may be held only in the following jurisdictions: New York, Massachusetts and any State that has adopted a revised Article 8 Investment Securities of the Uniform Commercial Code, adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws.

Initially, the Custodian (VM) through which Party A shall hold Posted Collateral (VM) is: The Bank of New York Mellon.

Initially, the Custodian (VM) through which Party B shall hold Posted Collateral (VM) is: Not applicable.

(C)                If at any time a Custodian (VM) fails to satisfy the Custodian Ratings Test or fails to perform its duties or carry out its obligations under the relevant Account Control Agreement, then each Party agrees that not later than ten (10) Local Business Days after demand, each shall agree to cause such Custodian (VM) to Transfer all Posted Collateral (VM) held by it to an account at a substitute custodian which shall be one of the three largest custodians in the United States as determined by assets under management (which shall not include Affiliates of either party), unless otherwise agreed by the parties. The parties will enter into, and will cause such substitute custodian to enter into, an agreement substantially similar to the Account Control Agreement in respect of such account. Each Party will execute such documentation as it reasonably determines to be necessary to facilitate such Transfer. If such Transfer is not made within such time period set forth above, then each Party agrees that all Posted Collateral (VM) will be held by the Secured Party until such time as a substitute custodial arrangement is established.

(ii)                 Use of Posted Collateral (VM). The provisions of Paragraph 6(c) will not apply to either party.

(i)                   Distributions and Interest Payment (VM).

(i)                   Interest Rate (VM). The “Interest Rate (VM)” in relation to each Eligible Currency specified below will be:

Eligible Currency	Interest Rate (VM)	A/365 Currency
USD	With respect to Posted Collateral (VM) posted by Party A: Fed Funds With respect to Posted Collateral (VM) posted by Party B: None	No

For purposes of the foregoing:

“Fed Funds” means the Federal Funds (Effective) rate published in N.Y. Federal Reserve Statistical Release H.15(519) for that day, or such other recognized source used for the purpose of displaying such rate.

(ii)                 Transfer of Interest Payment (VM) or application of Interest Amount (VM).

Interest Transfer: Applicable. The Transfer of an Interest Payment (VM) by the Interest Payer (VM) will be made on or before the fifth Local Business Day following the end of each calendar month.

Interest Payment Netting: Not Applicable

Interest Adjustment: Not Applicable

(iii)                Other Interest Elections.

Negative Interest: Applicable

Daily Interest Compounding: Not Applicable

(iv)                 Alternative to Interest Amount (VM) and Interest Payment (VM). The provisions of Paragraph 6(d)(ii) will apply.

(j)                  Credit Support Offsets.

Not Applicable

(k)                 Additional Representation(s).

Not Applicable.

(l)                   Other Eligible Support (VM) and Other Posted Support (VM).

(i)                   “Value” with respect to Other Eligible Support (VM) and Other Posted Support (VM) shall have the definition given to “Value” in Paragraph 12.

(ii)                 “Transfer” with respect to Other Eligible Support (VM) and Other Posted Support (VM) shall have the definition given to “Transfer” in Paragraph 12.

(m)               Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Shall be given to or made at the following addresses:

If to Party A:

Attention:	Macquarie Bank Limited, Margining and Collateral Management
Address:	Level 32, One Allen Center
500 Dallas Street
Houston, 77002
United States
Contacts:	Margining Officer
Phone:	+1 713 275 6141
Fax:	+1 713 275 6369
Email:	CAGSettlementsLA-Mar@macquarie.com

If to Party B: as specified in Part 4 of the Schedule to the Master Agreement or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party.

Demands, specifications and notices shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(n)                 Addresses for Transfers.

Party A: To be notified from time to time.

Party B: To be notified from time to time.

(o)                 “Other CSA” has the meaning specified in Paragraph 12.

(p)	Collateral Agreement Interest Rate Definitions: This Agreement is subject to and incorporates, the ISDA Collateral Agreement Interest Rate Definitions as amended from time to time and Interest Rate Override: All Rates is applicable.

(q)                 Other Provisions. Not applicable.

EXECUTED BY the parties on the respective dates specified below.

Macquarie Bank Limited (ABN 46 008 583 542)	Each entity specified on Appendix A attached hereto, severally and not jointly By: United States Commodity Funds LLC, its General Partner
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:
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